Exhibit 99.1

M-tron Industries, Inc. Reports Strong Second Quarter 2024 Results with Further Margin Expansion

ORLANDO, Florida (August 14, 2024) — M-tron Industries, Inc. (NYSE American: MPTI) (the “Company” or “MPTI”), a designer and manufacturer of highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, announced strong financial results for the three and six months ended June 30, 2024 with net income increasing 36.6% to $1,744,000, or $0.63 per diluted share, in Q2 2024 compared to $1,277,000, or $0.47 per diluted share, in Q2 2023.

MPTI's Chief Executive Officer, Michael J. Ferrantino, said, “Our strategy is working; our business has been trending up since the Company’s listing in 2022, and are pleased to report results that continue to be very positive. We expect revenues, new orders and earnings to remain strong and trend higher. In addition, our order backlog trend since listing is positive and anticipated to continue to grow.”

The Company will hold an Investor call on Thursday, August 15, 2024, to discuss the Company's second quarter 2024 results and to respond to investor questions (see details below). An archive of the call will be available on MPTI's website at https://ir.mtronpti.com/events-and-presentations.

Strong Results from Operations Continue Since 2022 Listing

Strategic investments in the defense sector, several new products moving into volume production, and operating efficiencies have resulted in the Company achieving significant improvements since its IPO in October 2022. Importantly, the company made a significant investment in its employees with a broad option incentive grant earlier this year aligning the strength of its platform with its team.

Since MPTI's October 2022 IPO, the business has grown significantly as highlighted below:

•	Revenues increased 67.2% to $11,808,000 in Q2 2024 compared to $7,064,000 in Q2 2022
•	Net income increased 258.8% to $1,744,000 in Q2 2024 compared to $486,000 in Q2 2022
•	Gross margin improved to 46.6% in Q2 2024 compared to 37.5% in Q2 2022
•	Adjusted EBITDA increased 200.0% to $2,523,000 in Q2 2024 compared to $841,000 in Q2 2022

The opportunities with new engineering and designs continues to drive future growth, while manufacturing throughput improvement is helping increase margin expansion. Further, we are pleased to have initiated a stock option program earlier this year allowing the professionals at MPTI an opportunity to share in the business’s growth.

Mr. Ferrantino added, "As we report strong results, our team's pursuit of excellence accelerates as reflected in the value creation since IPO. This continued growth and success are a testament to our dedicated professional staff and their unwavering commitment to delivering exceptional value to our customers.  We remain steadfast in our mission to innovate, adapt, and lead in our industry, driving sustainable growth and creating long-term value for all stakeholders."

"MPTI is a uniquely positioned American-made Defense product platform and presents an improved outlook for the business moving forward," continued Mr. Ferrantino.

Second Quarter 2024

Net income was $1,744,000, or $0.63 per diluted share, for the three months ended June 30, 2024 compared with $1,277,000, or $0.47 per diluted share, for the three months ended June 30, 2023. The increase was primarily due to continued strong defense program product and solution shipments partially offset by higher Manufacturing cost of sales consistent with the growth in revenues as well as higher Engineering, selling and administrative expenses from increased investment in research and development, higher sales commissions related to an increase in revenues, and an increase in administrative and corporate expenses consistent with the overall growth in the business.

Gross margin was 46.6% for the three months ended June 30, 2024 compared with 41.6% for the three months ended June 30, 2023. The increase was primarily due to higher revenues, improved production efficiencies due to previous investments, and an improved product mix to higher margin products.

Adjusted EBITDA was $2,523,000, or $0.91 per diluted share, for the three months ended June 30, 2024 compared with $1,931,000, or $0.71 per diluted share, for the three months ended June 30, 2023. The increase was primarily due to increased gross margins; continued containment of operating expenses other than strategic investments in research and development, resulting in higher income before taxes; higher depreciation; and higher stock-based compensation partially offset by higher interest income.

Results in Second Quarter 2024 and Since Second Quarter 2022

•

Revenues increased 16.4% to $11,808,000 in Q2 2024 compared to $10,140,000 in Q2 2023, driven by strong defense program shipments, and increased 67.2% from $7,064,000 in Q2 2022 as the mix shifts developed

•	Net income increased 36.6% to $1,744,000, or $0.63 per diluted share, in Q2 2024 compared to $1,277,000, or $0.47 per diluted share, in Q2 2023 and increased 258.8% from $486,000 in Q2 2022
•	Gross margin improved to 46.6% in Q2 2024, an increase of 12.0% from Q2 2023, and an increase of 24.3% from Q2 2022, reflecting improved production efficiencies and product mix
•	Adjusted EBITDA increased 30.7% to $2,523,000 in Q2 2024 compared to $1,931,000 in Q2 2023 and increased 200.0% from $841,000 in Q2 2022

Improved 2024 Outlook

With the continued momentum in defense-related sales, and the acceleration in production and shipments during the first half of 2024, MPTI management has raised the outlook for fiscal year 2024, increasing revenues to a range of $46.0 million to $48.0 million from a previous range of $43.0 million to $45.0 million. MPTI has good visibility for the remaining two quarters of 2024 and expects EBITDA to continue to be in the 19% to 21% range.

The foregoing statements represent the Company's current estimates of MPTI's 2024 consolidated revenues as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Concerning Forward Looking Statements included in this release. Management does not assume any obligation to these estimates.

Fiscal Year to Date 2024

Net income was $3,230,000, or $1.16 per diluted share, for the six months ended June 30, 2024 compared with $1,830,000, or $0.68 per diluted share, for the six months ended June 30, 2023. The increase was primarily due to higher sales related to strong defense program product shipments partially offset by higher Manufacturing cost of sales consistent with the growth in revenues as well as higher Engineering, selling and administrative expenses related to increased investment in research and development, higher sales commissions related to an increase in revenues, and an increase in administrative and corporate expenses consistent with the overall growth in the business.

Gross margin was 44.7% for the six months ended June 30, 2024 compared with 38.0% for the six months ended June 30, 2023. The increase was primarily due to higher revenues, improved production efficiencies due to previous investments, and an improved product mix to higher margin products.

Adjusted EBITDA was $4,785,000, or $1.72 per diluted share, for the six months ended June 30, 2024 compared with $2,959,000, or $1.09 per diluted share, for the six months ended June 30, 2023. The increase was primarily due to increased gross margins; a continued containment of operating expenses other than strategic investments in research and development, resulting higher income before income taxes; higher depreciation; and higher stock-based compensation partially offset by higher interest income.

Backlog

Backlog was $45,322,000 as of June 30, 2024 compared to $47,831,000 as of December 31, 2023 and $51,591,000 as of June 30, 2023. The decrease in Backlog from December 31, 2023 reflects the increase in revenues along with the variability of our order intake due to the size and timing of large program-related orders.

Strategic Direction Continues

"We delivered a solid performance in the quarter, with significant improvements in our financial results," said Bel Lazar, Chairman. "Our teams continue to execute well, driving both top-line growth and margin expansion across our businesses. Our commitment to achieving our Investor Day targets remains strong, with clear progress in our new products, pricing and efficiency initiatives. With this momentum we are confident in our continued success and growth."

Mr. Lazar continued regarding the Company’s strategy, “Our organic strategy continues to be providing complex, integrated assemblies. This will begin to surface in revenue growth. The dollar value of some of these projects can be substantial.

“As for our external strategy, we have increased our acquisition bandwidth to include companies that are inside and outside of our current space. We will look outside of our sub sector for undervalued companies much like ours where we can rapidly drive top and bottom-line growth. Our motivation continues to be increasing shareholder value as quickly as we can," added Mr. Lazar.

We see the ongoing development along several new and exciting growth verticals for the period ahead such as:

Space and Satellite:  MPTI has over 125 design wins across satellite platforms and manned spacecraft. With expertise supporting LEO, MEO and GEO applications, the Company has a well-established team and a proven track record to meet demanding space requirements. With the evolving need for high-power space-level transmitters, high-power handling space-level RF components and sub-assemblies are instrumental for mission success. The performance of these devices used in orbiting satellites are significantly different compared to how they perform at sea level due to phenomena like multipaction. Some space-level applications require both continuous operation performance in outer space as well as performance during the assent to space while undergoing a pressure change.

Radar: Our latest line of timing solutions designed to meet the stringent requirements of modern radar applications is expect to further growth. For example, our e-Vibe™ series of Electronically Compensated OCXOs are designed to maintain exceptional phase-noise under dynamic conditions, meeting the rigorous demands of radar systems on the move or experiencing shock or vibration. Our radar integrated timing solutions: custom timing solutions integrating precision timing sources with additional components with maximum reliability and performance. Our systems offer excellent Phase-noise: output frequencies with extremely low phase-noise, guaranteeing reliable operation over extended periods, temperatures, and environments.  Also, our systems offer Ruggedized Design and Flexible Configurations for durability and longevity, with both standard and custom output frequencies.

Electronic Warfare: As demand increased for frequencies above 2 GHz, we developed the ability to design and manufacture planar filters utilizing interdigital, combline, hairpin, edge coupled and end coupled topologies. MPTI introduced our new Planar Filter Product Line to complement our over 59 years MPTI of designing and manufacturing various topology filters for our Industrial, Commercial, Space, Aerospace and Defense customers. With Extremely Small Size and Low Height and Stable Over a Wide Temperature Range, MPTI’s planar filters support the demands of rugged, high-performance applications needs growing with the development of Electronic Warfare.

Investor Call

Management, including MPTI's CEO, Michael Ferrantino, will host a conference call with the investment community on Thursday, August 15, 2024, to discuss the Company's second quarter 2024 results and to respond to investor questions.

The call will begin at 10:30 a.m. Eastern Time (U.S. and Canada) on Thursday August 15, 2024, and can be accessed using the dial-in details below:

Toll-Free Dial-in Number:	(800) 715-9871
Toll Dial-in Number:	+1 (646) 307-1963
Conference ID:	8891215

An archive of the call will be available after the call on Events and Presentations page on the Investor Relations section of MPTI’s website at https://ir.mtronpti.com/events-and-presentations, along with MPTI’s earnings release.

M-tron Industries, Inc.

Quarterly Summary

(Unaudited)

	2022				2023				2024
(in thousands)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Revenues	$7,691	$7,064	$8,417	$8,673	$9,367	$10,140	$10,888	$10,773	$11,185	$11,808
Y/Y					21.8%	43.5%	29.4%	24.2%	19.4%	16.4%
Y/2Y (a)									45.4%	67.2%

Gross margin	37.3%	37.5%	32.4%	35.7%	34.1%	41.6%	42.8%	43.6%	42.7%	46.6%
Y/Y					-8.6%	10.9%	32.1%	22.1%	25.2%	12.0%
Y/2Y (a)									14.5%	24.3%

Net income (b)	$619	$486	$503	$190	$553	$1,277	$1,586	$73	$1,486	$1,744
Y/Y					-10.7%	162.8%	215.3%	-61.6%	168.7%	36.6%
Y/2Y (a)									140.1%	258.8%

Adjusted EBITDA (c)	$1,177	$841	$876	$1,114	$1,028	$1,931	$2,336	$2,397	$2,262	$2,523
Y/Y					-12.7%	129.6%	166.7%	115.2%	120.0%	30.7%
Y/2Y (a)									92.2%	200.0%
(a)	Year over 2 years
(b)	Q1 2022 - Q3 2022 do not include any public company costs as these periods were pre-IPO.
(c)	A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided at the end of this press release.

M-tron Industries, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2024	2023	2024	2023
Revenues	$11,808	$10,140	$22,993	$19,507
Costs and expenses:
Manufacturing cost of sales	6,307	5,921	12,713	12,092
Engineering, selling and administrative	3,394	2,654	6,384	5,089
Total costs and expenses	9,701	8,575	19,097	17,181
Operating income	2,107	1,565	3,896	2,326
Other income (expense):
Interest income (expense), net	44	(5)	76	(7)
Other (expense) income, net	(5)	22	37	(18)
Total other income (expense), net	39	17	113	(25)
Income before income taxes	2,146	1,582	4,009	2,301
Income tax expense	402	305	779	471
Net income	$1,744	$1,277	$3,230	$1,830

Income per common share:
Basic	$0.64	$0.47	$1.19	$0.68
Diluted	$0.63	$0.47	$1.16	$0.68

Weighted average shares outstanding:
Basic	2,728,599	2,697,696	2,723,293	2,688,065
Diluted	2,779,802	2,711,266	2,783,739	2,709,578

M-tron Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)	June 30, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$6,501	$3,913
Accounts receivable, net of reserves of $147, and $141, respectively	5,180	4,802
Inventories, net	9,341	8,884
Prepaid expenses and other current assets	640	588
Total current assets	21,662	18,187
Property, plant and equipment, net	4,687	4,131
Right-of-use lease asset	43	97
Intangible assets, net	40	45
Deferred income tax asset	1,943	1,835
Other assets	7	10
Total assets	$28,382	$24,305

Liabilities:
Total current liabilities	4,713	4,384
Non-current liabilities	9	26
Total liabilities	4,722	4,410

Total stockholders' equity	23,660	19,895
Total liabilities and stockholders' equity	$28,382	$24,305

Non-GAAP Financial Measures

Throughout this press release, including the results from operations, the Company presents its financial condition and results of operations in the way it believes will be most meaningful and representative of its business results. Some of the measurements the Company uses are "Non-GAAP financial measures" under SEC rules and regulations. The non-GAAP financial measures the Company presents are listed below and may not be comparable to similarly-named measures reported by other companies. the reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included within the relevant tables attached to this press release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

The Company uses the following operating performance measure because the Company believes it provides both management and investors with a more complete understanding of the underlying operational results and trends and our marketplace performance

Adjusted EBITDA is derived by excluding the items set forth below from Income before income taxes. Excluded items include the following:

•	Interest income
•	Interest expense
•	Depreciation
•	Amortization
•	Non-cash stock-based compensation
•	Other discrete items that might have a significant impact on comparable GAAP measures and could distort the evaluation of our normal operating performance

Reconciliation of GAAP Income Before Income Taxes to Non-GAAP Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share data)	2024	2023	2024	2023
Income before income taxes	$2,146	$1,582	$4,009	$2,301
Adjustments:
Interest expense (income)	(44)	5	(76)	7
Depreciation	220	190	439	385
Amortization	—	14	5	27
Total adjustments	176	209	368	419
EBITDA	2,322	1,791	4,377	2,720
Non-cash stock compensation	201	140	408	211
Excess Spin-off costs	—	—	—	28
Adjusted EBITDA	$2,523	$1,931	$4,785	$2,959

Adjusted EBITDA per common share:
Basic	$0.92	$0.72	$1.76	$1.10
Diluted	$0.91	$0.71	$1.72	$1.09

Weighted average shares outstanding:
Basic	2,728,599	2,697,696	2,723,293	2,688,065
Diluted	2,779,802	2,711,266	2,783,739	2,709,578

The following table is a reconciliation of Adjusted EBITDA to Income before income taxes:

	2022				2023				2024
(in thousands)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Revenues	$7,691	$7,064	$8,417	$8,673	$9,367	$10,140	$10,888	$10,773	$11,185	$11,808

Income before income taxes	$794	$592	$614	$595	$719	$1,582	$2,046	$53	$1,863	$2,146
Adjustments:
Interest expense (income)	3	2	1	5	2	5	(1)	(13)	(32)	(44)
Depreciation	148	165	173	185	195	190	192	220	219	220
Amortization	13	14	13	14	13	14	13	13	5	—
Total adjustments	164	181	187	204	210	209	204	220	192	176
EBITDA	958	773	801	799	929	1,791	2,250	273	2,055	2,322
Non-cash stock compensation	219	68	75	96	71	140	86	2,124	207	201
Excess Spin-off costs	—	—	—	219	28	—	—	—	—	—
Adjusted EBITDA	$1,177	$841	$876	$1,114	$1,028	$1,931	$2,336	$2,397	$2,262	$2,523

Adjusted EBITDA margin	15.3%	11.9%	10.4%	12.8%	11.0%	19.0%	21.5%	22.3%	20.2%	21.4%

About MPTI

M-tron Industries, Inc. trades publicly on the NYSE American under the symbol MPTI. Originally founded in 1965, MPTI designs, manufactures and markets highly engineered, high reliability frequency and spectrum control products and solutions. As an engineering-centric company, MPTI provides close support to its customers throughout our products’ entire life cycle, including product design, prototyping, production and subsequent product upgrades. MPTI has design and manufacturing facilities in Orlando, Florida and Yankton, South Dakota, a sales office in Hong Kong, and a manufacturing facility in Noida, India.

Cautionary Note Concerning Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company’s financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to MPTI, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by MPTI with the Securities and Exchange Commission, including those risks set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the SEC on March 30, 2023. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. MPTI undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For further information, please contact:

M-tron Industries, Inc. Investor Relations:

Linda M. Biles

ir@mtronpti.com